Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Third Quarter 2019 Operating Results
Announced Settlements of Pending Litigations
Completed $887.0 Million Common Stock Offering
Received Corporate Rating Upgrade to ‘BBB’ from Fitch Ratings

Phoenix, AZ, November 6, 2019 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending September 30, 2019.

Third Quarter 2019 Financial and Operating Highlights

•	Net loss of $(741.5) million and net loss per diluted share of $(0.76)

•	Achieved $0.18 AFFO per diluted share

•	Acquisitions totaled $59.8 million in the third quarter of 2019 and $283.6 million year-to-date

•	Dispositions totaled $109.5 million in the third quarter of 2019 and $847.3 million year-to-date including the industrial partnership

•	Total debt decreased from $5.66 billion to $5.63 billion; Net Debt increased from $5.51 billion to $5.66 billion, or 37.9% Net Debt to Gross Real Estate Investments

•	Announced settlements of pending litigations at a cost to the Company of approximately $765.5 million

•	Completed $887.0 million common stock offering

•	Net Debt to Normalized EBITDA ended at 5.5x which includes the equity offering and settlement funding

Credit Rating Update
On October 16, 2019, Fitch Ratings upgraded the Company’s corporate rating from ‘BBB-‘ to ‘BBB’ with the Rating Outlook remaining at Stable.

Third Quarter 2019 Financial Results

Rental Revenue
Rental Revenue for the quarter ended September 30, 2019 decreased $10.9 million to $303.0 million as compared to revenue of $313.9 million for the same quarter in 2018.

Net Loss and Net Loss Attributable to Common Stockholders per Diluted Share
Net loss for the quarter ended September 30, 2019 increased $667.6 million to $(741.5) million as compared to net loss of $(73.9) million for the same quarter in 2018, and net loss per diluted share increased $0.67 to $(0.76) for the quarter ended September 30, 2019, as compared to net loss per diluted share of $(0.09) for the same quarter in 2018.

Normalized EBITDA
Normalized EBITDA for the quarter ended September 30, 2019 decreased $2.5 million to $258.6 million as compared to Normalized EBITDA of $261.1 million for the same quarter in 2018.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended September 30, 2019 decreased $695.2 million to $(657.1) million, as compared to $38.1 million for the same quarter in 2018, and FFO per diluted share decreased $0.70 to $(0.66) for the quarter ended September 30, 2019, as compared to FFO per diluted share of $0.04 for the same quarter in 2018.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended September 30, 2019 decreased $0.9 million to $177.6 million, as compared to $178.5 million for the same quarter in 2018, and AFFO per diluted share remained constant at $0.18 for the quarter ended September 30, 2019, as compared to the same quarter in 2018.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “Since 2015, VEREIT has enhanced the portfolio by selling over $4.6 billion of assets and acquiring $1.7 billion, built a well-laddered balance sheet, reduced debt from $10.5 billion to $5.7 billion, and maintained an experienced leadership team. As we move past the litigation overhang, we are ready to be on the offensive as we head into 2020.”

Common Stock Dividend Information
On November 5, 2019, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the fourth quarter of 2019, representing an annual distribution rate of $0.55 per share. The dividend will be paid on January 15, 2020 to common stockholders of record as of December 31, 2019.

Balance Sheet and Liquidity
As of the end of the quarter, the Company’s $2.0 billion revolving line of credit was undrawn. Available cash and cash equivalents of approximately $1.0 billion was subsequently used to fund $966.3 million toward the class action settlement as discussed in Litigation Settlements below. In addition, secured debt was reduced by $26.2 million in the third quarter, bringing the total amount reduced for the year to $200.9 million.

Partial Redemption of Preferred Stock
As previously announced, on July 5, 2019, the Company redeemed 4.0 million shares of its 6.7% Series F Cumulative Redeemable Preferred Stock, representing approximately 9.33%, or $100.0 million, of its approximately 42.9 million shares outstanding. The shares were redeemed at a redemption price of $25.00 per share.

Capital Market Activity
On September 26, 2019, the Company closed a public offering of common stock. The Company sold a total of 94.3 million shares of common stock in the offering, which included the full exercise of the underwriters' option to purchase additional shares. The net proceeds to the Company from the offering were approximately $887.0 million.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended September 30, 2019 are as follows: Net Debt to Normalized EBITDA of 5.5x, Fixed Charge Coverage Ratio of 3.0x, Unencumbered Asset Ratio of 76.3%, Net Debt to Gross Real Estate Investments of 37.9%, Weighted Average Debt Term of 4.2 years and 99.8% Fixed Rate Debt.

Litigation Settlements
On September 9, 2019, the Company announced it entered into agreements to settle certain outstanding litigation, including the pending class action and the remaining opt out actions at a cost to the Company of approximately $765.5 million, comprised of a contribution of $738.5 million toward the class action settlement and $27.0 million toward the opt out action settlements. In conjunction with the class action settlement, the Company also entered into an agreement providing for the settlement of the derivative action lawsuit currently pending in the same court.

In accordance with the terms of the class action settlement agreement, certain defendants agreed to pay in the aggregate $1.025 billion, comprised of contributions from the Company’s former external manager and its principals (“Former Manager”) totaling $225.0 million, $12.5 million from the Company’s former CFO, $49.0 million from the Company’s former auditor, and the balance of $738.5 million from the Company. The contributions from the Company’s Former Manager and former CFO were subsequently satisfied with a combination of limited partner OP Units held by the Former Manager and the former CFO, amounts due related to dividends on certain of such limited partner OP Units previously withheld from distribution, the value of substantially all of the limited partner OP Units and dividends surrendered to the Company in July 2019 as a result of a settlement by the Former Manager with the U.S. Securities and Exchange Commission (the “SEC”), and cash paid by the Former Manager and former CFO.

On October 4, 2019, the court issued an order granting preliminary approval of both the class action settlement and the derivative settlement. As such, on October 15, 2019, the Company funded $966.3 million for its contribution and a portion of the Former Manager and former CFO’s contributions, which is reflected in the Company’s Net Debt as of September 30, 2019.

Real Estate Portfolio
As of September 30, 2019, the Company’s portfolio consisted of 3,926 properties with total portfolio occupancy of 99.0%, investment grade tenancy of 39.5% and a weighted-average remaining lease term of 8.4 years. During the quarter ended September 30, 2019, same-store rents (3,849 properties) increased 1.0% as compared to the same quarter in 2018.

Property Acquisitions
During the third quarter of 2019, the Company acquired seven properties for approximately $59.8 million at an average cash cap rate of 7.0%. In addition, the Company invested $11.0 million in one build-to-suit project. As of September 30, 2019, build-to-suit programs included one property with an investment to date of $27.3 million which was subsequently put into service.

Property Dispositions
During the quarter ended September 30, 2019, the Company disposed of 32 properties for an aggregate sales price of $109.5 million. Of this amount, $105.9 million was used in the total weighted average cash cap rate calculation of 7.3%, including $43.9 million in net sales of Red Lobster restaurants. The gain on third quarter sales was approximately $18.5 million. In addition, the Company sold certain legacy mortgage related investments during the quarter for an aggregate sales price of $1.7 million.

2019 Guidance
The Company reaffirms its 2019 AFFO per diluted share to be in a range between $0.68 and $0.70 (see reconciliation to net loss per share and updated assumptions at the end of this release).

Subsequent Events

Property Acquisitions
Acquisitions year-to-date through October 23, 2019, totaled $283.6 million including the build-to-suit program.

Property Dispositions
From October 1, 2019 through October 23, 2019, the Company disposed of two properties for an aggregate sales price of $7.3 million. Dispositions year-to-date through October 23, 2019, totaled $837.3 million, including the industrial partnership. Excluding the partnership, portfolio dispositions year-to-date totaled $511.3 million. In addition, the Company sold certain legacy mortgage related investments for an aggregate sales price of $10.0 million.

Audio Webcast and Call Details
The live audio webcast will be available, beginning at 12:30 p.m. ET on Wednesday, November 6, 2019, on the Company's Investor Relations website at: http://ir.vereit.com/. The dial-in information is as follows: (844) 746-0748 (domestic) or (412) 317-5274 (international).  Participants should log in 10-15 minutes early.

Approximately one hour following the call, a replay of the webcast will be available at the link above and archived for up to 12 months. A telephone replay of the conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international), passcode 10135550. The telephone replay will be available until November 13, 2019.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has total real estate investments of $14.9 billion including approximately 3,900 properties and 90.7 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, Senior Vice President, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Principal Outstanding and Adjusted Principal Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to the subsequent tables for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"). Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable, legal settlements and insurance recoveries not in the ordinary course of business, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDA, EBITDAre, and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses EBITDA, EBITDAre, and Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Excluded Properties
Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation. Certain non-GAAP measures and operating metrics omit the impact of such properties for the month beginning with the date that such criteria are met and ending with the disposition date, in order to better reflect the ongoing operations of the Company.
At and during the three months ended September 30, 2019, there were no Excluded Properties. At and during the three months ended June 30, 2019, there was one Excluded Property which was an office property comprising 145,186 square feet, of which 6,926 square feet was vacant, with Principal Outstanding of $19.5 million. During the three months ended September 30, 2018, there were no Excluded Properties.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Rate Debt
Fixed Rate Debt includes variable rate debt effectively fixed through the use of interest rate swap agreements.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“Nareit”), an industry trade group, has promulgated a supplemental performance measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.

Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit’s definition described above.
In addition to FFO, we use adjusted funds from operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the unconsolidated joint ventures' outstanding principal balance. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the unconsolidated joint ventures' outstanding principal debt balance and omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of unconsolidated joint ventures' cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage. The Company determined that Net Debt as of September 30, 2019 should include the amounts payable in cash pursuant to the Class Action Settlement. Management believes that including the impact of the payables in Net Debt provides useful information to investors to assess our liquidity, financial flexibility, capital structure and leverage, as the Company maintained a high cash balance at September 30, 2019 with the intent to use the cash to fund the Class Action Settlement.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Forward-Looking Statements
Information set forth herein contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations and projections regarding future events and plans, VEREIT's future financial condition, results of operations and business including the performance of its portfolio and future growth, its access to the capital markets, including lowering debt levels, and maintaining an experienced execution team. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” "may," "will," "should," "could," "continues," variations of such words and similar expressions identify forward- looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in or implied by the forward-looking statements.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to meet its 2019 guidance and its ability to be a net acquirer in 2020; VEREIT’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to VEREIT's properties; risks accompanying the management of its industrial partnership; the impact of impairment charges in respect of certain of VEREIT's properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and VEREIT’s management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties; the inability to acquire, dispose of, or lease properties on advantageous terms; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of VEREIT's tenants; risks associated with the pending SEC investigation and remaining derivative litigations, including the expense of such investigation and litigation and any additional potential payments upon resolution; risks associated with obtaining final court approval of the class action and derivative settlements; risks associated with VEREIT’s substantial indebtedness, including that such indebtedness may affect VEREIT’s ability to pay dividends and the terms and restrictions within the agreements governing VEREIT’s indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	September 30, 2019	June 30, 2019
ASSETS
Real estate investments, at cost:
Land	$2,728,560	$2,763,348
Buildings, fixtures and improvements	10,287,047	10,352,928
Intangible lease assets	1,909,932	1,927,699
Total real estate investments, at cost	14,925,539	15,043,975
Less: accumulated depreciation and amortization	3,559,403	3,488,838
Total real estate investments, net	11,366,136	11,555,137
Operating lease right-of-use assets	218,393	221,798
Investment in unconsolidated entities	69,025	68,633
Cash and cash equivalents	1,029,315	211,510
Restricted cash	20,742	20,692
Rent and tenant receivables and other assets, net	347,455	343,788
Goodwill	1,337,773	1,337,773
Real estate assets held for sale, net	66,684	22,553
Total assets	$14,455,523	$13,781,884

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,717,817	$1,745,331
Corporate bonds, net	2,622,320	2,621,130
Convertible debt, net	397,726	396,766
Credit facility, net	895,351	895,033
Below-market lease liabilities, net	147,997	152,654
Accounts payable and accrued expenses	1,125,703	127,799
Deferred rent and other liabilities	101,828	77,713
Distributions payable	201,451	187,359
Operating lease liabilities	223,288	225,972
Total liabilities	7,433,481	6,429,757
Series F preferred stock	389	429
Common stock	10,677	9,734
Additional paid-in capital	13,360,675	12,655,018
Accumulated other comprehensive loss	(47,886)	(28,026)
Accumulated deficit	(6,306,590)	(5,416,759)
Total stockholders’ equity	7,017,265	7,220,396
Non-controlling interests	4,777	131,731
Total equity	7,022,042	7,352,127
Total liabilities and equity	$14,455,523	$13,781,884

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2019	2018
Rental revenue	$302,985	$313,866
Operating expenses:
Acquisition-related	1,199	810
Litigation and non-routine costs, net	832,024	138,595
Property operating	30,822	31,893
General and administrative	14,483	15,186
Depreciation and amortization	115,111	157,181
Impairments	3,944	18,382
Restructuring	783	—
Total operating expenses	998,366	362,047
Other income (expense):
Interest expense	(67,889)	(69,310)
Gain on extinguishment and forgiveness of debt, net	975	90
Other income (expense), net	2,737	(947)
Equity in income of unconsolidated entities	677	252
Gain on disposition of real estate and real estate assets held for sale, net	18,520	45,295
Total other expenses, net	(44,980)	(24,620)
Loss before taxes	(740,361)	(72,801)
Provision for income taxes from continuing operations	(1,168)	(1,141)
Net loss	(741,529)	(73,942)
Net loss attributable to non-controlling interests	15,089	1,825
Net loss attributable to the General Partner	$(726,440)	$(72,117)

Basic and diluted net loss per share attributable to common stockholders	$(0.76)	$(0.09)
Distributions declared per common share	$0.1375	$0.1375

VEREIT, INC.
EBITDA, EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended
	September 30, 2019	September 30, 2018
Net loss	$(741,529)	$(73,942)
Adjustments:
Interest expense	67,889	69,310
Depreciation and amortization of real estate assets	115,111	157,181
Provision for income taxes	1,168	1,141
Proportionate share of adjustments for unconsolidated entities	1,337	286
EBITDA	$(556,024)	$153,976
Gain on disposition of real estate assets, net	(18,520)	(45,226)
Impairments of real estate	3,944	18,382
EBITDAre	$(570,600)	$127,132
Acquisition-related expenses	1,199	810
Litigation and non-routine costs, net	832,024	138,595
Loss on investments	28	3,336
Gain on derivative instruments, net	—	(69)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	692	1,058
Gain on extinguishment and forgiveness of debt, net	(975)	(90)
Net direct financing lease adjustments	411	483
Straight-line rent, net of bad debt expense related to straight-line rent	(5,470)	(8,720)
Restructuring expenses	783	—
Other adjustments, net	724	(1,442)
Proportionate share of adjustments for unconsolidated entities	(134)	(9)
Adjustment for Excluded Properties	(57)	—
Normalized EBITDA	$258,625	$261,084

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended September 30,
	2019	2018
Net loss	$(741,529)	$(73,942)
Dividends on non-convertible preferred stock	(16,578)	(17,973)
Gain on disposition of real estate assets, net	(18,520)	(45,226)
Depreciation and amortization of real estate assets	114,695	156,527
Impairment of real estate	3,944	18,382
Proportionate share of adjustments for unconsolidated entities	841	287
FFO attributable to common stockholders and limited partners	$(657,147)	$38,055

Weighted-average shares outstanding - basic	978,982,729	967,798,401
Limited Partner OP Units and effect of dilutive securities	23,916,923	24,125,616
Weighted-average shares outstanding - diluted	1,002,899,652	991,924,017

FFO attributable to common stockholders and limited partners per diluted share	$(0.655)	$0.038

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended September 30,
	2019	2018
FFO attributable to common stockholders and limited partners	$(657,147)	$38,055

Acquisition-related expenses	1,199	810
Litigation and non-routine costs, net	832,024	138,595
Loss on investments	28	3,336
Gain on derivative instruments, net	—	(69)
Amortization of premiums and discounts on debt and investments, net	(1,177)	(1,123)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	692	1,058
Net direct financing lease adjustments	411	483
Amortization and write-off of deferred financing costs	3,319	3,926
Gain on extinguishment and forgiveness of debt, net	(975)	(90)
Straight-line rent, net of bad debt expense related to straight-line rent	(5,470)	(8,720)
Equity-based compensation	2,924	3,003
Restructuring expenses	783	—
Other adjustments, net	1,138	(726)
Proportionate share of adjustments for unconsolidated entities	(128)	(9)
Adjustment for Excluded Properties	(41)	—
AFFO attributable to common stockholders and limited partners	$177,580	$178,529

Weighted-average shares outstanding - basic	978,982,729	967,798,401
Limited Partner OP Units and effect of dilutive securities	23,916,923	24,125,616
Weighted-average shares outstanding - diluted	1,002,899,652	991,924,017

AFFO attributable to common stockholders and limited partners per diluted share	$0.177	$0.180

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
September 30, 2019
Interest expense - as reported	$(67,889)
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(3,254)
Amortization of net premiums	1,114
Unconsolidated joint ventures’ pro rata share	(490)
Interest Expense, Excluding Non-Cash Amortization - Excluded Properties	(16)
Interest Expense, Excluding Non-Cash Amortization	$(66,223)

	Three Months Ended
	September 30, 2019
Interest Expense, Excluding Non-Cash Amortization	$66,223
Secured debt principal amortization	2,326
Dividends attributable to preferred shares	16,578
Total fixed charges	85,127
Normalized EBITDA	258,625
Fixed Charge Coverage Ratio	3.04	x

	September 30, 2019	June 30, 2019
Mortgage notes payable, net	$1,717,817	$1,745,331
Corporate bonds, net	2,622,320	2,621,130
Convertible debt, net	397,726	396,766
Credit facility, net	895,351	895,033
Total debt - as reported	5,633,214	5,658,260
Deferred financing costs, net	39,807	42,085
Net premiums	(4,322)	(5,435)
Principal Outstanding	5,668,699	5,694,910
Unconsolidated joint ventures’ pro rata share	53,850	53,850
Principal Outstanding - Excluded Properties	—	(19,525)
Adjusted Principal Outstanding	$5,722,549	$5,729,235
Cash and cash equivalents	(1,029,315)	(211,510)
Pro rata share of unconsolidated joint ventures’ cash and cash equivalents	(1,046)	(2,920)
Amounts payable in cash pursuant to the Class Action Settlement	966,315	—
Net Debt	$5,658,503	$5,514,805

September 30, 2019
Total real estate investments, at cost - as reported	$14,925,539
Adjustments:
Investment in Cole REITs	7,552
Gross assets held for sale	91,444
Investment in direct financing leases, net	9,914
Gross below market leases	(244,908)
Unconsolidated joint ventures' pro rata share	121,567
Gross Real Estate Investments	$14,911,108

	September 30, 2019
Net Debt	$5,658,503
Normalized EBITDA annualized	1,034,500
Net Debt to Normalized EBITDA Annualized Ratio	5.47	x

Net Debt	$5,658,503
Gross Real Estate Investments	14,911,108
Net Debt Leverage Ratio	37.9%

Unencumbered Gross Real Estate Investments	$11,374,138
Gross Real Estate Investments	14,911,108
Unencumbered asset ratio	76.3%

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2019 GUIDANCE
(Unaudited)

The Company expects its 2019 AFFO per diluted share to be in a range between $0.68 and $0.70. This guidance assumes acquisitions totaling $400 million to $600 million at an average cash cap rate of 6.5% to 7.5% and portfolio dispositions totaling $500 million to $650 million within the same cap rate range. The assumption regarding portfolio dispositions is in addition to the industrial partnership, which contributed $326 million to dispositions. Guidance also assumes real estate operations with average occupancy above 98.0%, same-store rental growth in a range of 0.3% to 1.0% and Net Debt to Normalized EBITDA between 5.6x and 5.8x. The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	High
Diluted net loss per share attributable to common stockholders and limited partners (1) (2)	$(0.37)	$(0.35)
Gain on disposition of real estate assets, net (2)	(0.25)	(0.25)
Depreciation and amortization of real estate assets (2)	0.47	0.47
Impairment of real estate (2)	0.02	0.02
FFO attributable to common stockholders and limited partners per diluted share	(0.13)	(0.11)
Adjustments (3)	0.81	0.81
AFFO attributable to common stockholders and limited partners per diluted share	$0.68	$0.70
_____________________________________
(1) Includes impact of dividends to be paid to preferred shareholders.
(2) Includes actual amounts for the nine months ended September 30, 2019.
(3) Includes (i) non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net, restructuring expenses, gains or losses on investments, net revenue or expense earned or incurred that is related to the services agreement, and (ii) certain non-cash items such as straight-line rent, net direct financing lease adjustments, gains or losses on derivatives or on the extinguishment or forgiveness of debt, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities.